Ex99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 4,110
Domini Social Equity Fund - Class A Shares $ 178
Domini Social Equity Fund - Institutional Shares $ 3,181
Domini Social Equity Fund - Class R Shares $ 898

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.2641
Domini Social Equity Fund - Class A Shares $ 0.3455
Domini Social Equity Fund - Institutional Shares $ 0.3670
Domini Social Equity Fund - Class R Shares $ 0.3625

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 14,925
Domini Social Equity Fund - Class A Shares 557
Domini Social Equity Fund - Institutional Shares 9,119
Domini Social Equity Fund - Class R Shares 3,802

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $46.82
Domini Social Equity Fund - Class A Shares $13.87
Domini Social Equity Fund - Institutional Shares $28.49
Domini Social Equity Fund - Class R Shares $12.81

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 5,653
Domini Institutional Social Equity Fund – Class A Shares $ 607
Domini Institutional Social Equity Fund - Institutional Shares $ 1,136

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.2525
Domini Institutional Social Equity Fund – Class A Shares $ 0.2472
Domini Institutional Social Equity Fund - Institutional Shares $ 0.2552

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 28,154
Domini Institutional Social Equity Fund - Class A Shares 3,392
Domini Institutional Social Equity Fund - Institutional Shares 4,742

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $8.26
Domini Institutional Social Equity Fund - Class A Shares $8.64
Domini Institutional Social Equity Fund - Institutional Shares $8.28